UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4630 South Arville Street, Suite E, Las Vegas, NV 89103
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (702) 798-5752

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

At the special meeting in lieu of annual meeting of stockholders of AG&E Holdings Inc. (the “Company,” “we” or “us”) held on September 14, 2016, the holders of our outstanding common stock took the actions described below. As of the record date for the meeting, 11,649,360 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.     The stockholders elected Anthony Spier, Sam Basile, Anthony Tomasello, Robert Pickus to serve on our board of directors for a one-year term. The results of the voting are as follows:

Name	For	Withheld
Anthony Spier	9,477,609	652,928
Sam Basile	7,517,533	305,876
Anthony Tomasello	7,541,514	281,895
Robert Pickus	7,553,109	270,300

2.     The stockholders approved a proposal to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers during the year ended December 31, 2015. The voting results for this proposal were 7,351,921 shares for, 892,758 shares against, and 155,512 shares abstained. This proposal required the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote thereon.

3.     The stockholders approved a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2016, by and among AG&E Holdings Inc., American Gaming & Electronics, Inc., Advanced Gaming Associates LLC and Anthony Tomasello, in his capacity as member and representative of Advanced Gaming Associates LLC, as it is and may be further amended from time to time, and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger. The voting results for this proposal were 8,110,173 shares for, 264,428 shares against, and 25,590 shares abstained. This proposal required the approval of at least two-thirds of the outstanding shares of our common stock entitled to vote at the meeting.

4.     The stockholders also approved a proposal to adjourn the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt the merger agreement at the time of the meeting. The voting results for this proposal were 7,448,186 shares for, 845,986 shares against, and 106,019 shares abstained. This proposal required the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote thereon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By:	/s/ Anthony Spier
Name:	Anthony Spier
Title:	Chief Executive Officer

Date:     September 15, 2016